AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 2001

                                                      REGISTRATION NO. 333-11897

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                       SECURITIES AND EXCHANGE COMMISSION
                                 ---------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                   95-4035997
     (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 208-8800

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DONALD P. DE BRIER, ESQ.
                                 GENERAL COUNSEL
                        OCCIDENTAL PETROLEUM CORPORATION
                            10889 WILSHIRE BOULEVARD
                          LOS ANGELES, CALIFORNIA 90024
                                 (310) 443-6176

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ---------------

                                    Copy to:

                             STEVEN R. MACKEY, ESQ.
                                 GENERAL COUNSEL
                             HELMERICH & PAYNE, INC.
                               1579 E. 21ST STREET
                              TULSA, OKLAHOMA 74114

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

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


                              EXPLANATORY STATEMENT


     This filing constitutes Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-3 (Registration Number 333-11897) (the "Registration Statement") of Occidental Petroleum Corporation, declared effective by the Securities Exchange Commission on September 16, 1996. Pursuant to this Amendment, Occidental Petroleum Corporation hereby deregisters all 915,000 shares of its common stock, $.20 par value per share (the "Common Stock"), subject to the Registration Statement and not previously sold by the Selling Stockholder in accordance with the plan of distribution described under the caption "Plan of Distribution" set forth in the Prospectus comprising a portion of the Registration Statement. Any such shares of Common Stock have become freely tradable pursuant to paragraph (k) of Rule 144 under the Securities Act of 1933, as amended. The Registration Statement shall have no further force or effect.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 21, 2001.


                                        OCCIDENTAL PETROLEUM CORPORATION


                                        By       /s/ DONALD P. DE BRIER
                                           -------------------------------------
                                                     Donald P. de Brier
                                                  Executive Vice President
                                               General Counsel and Secretary

sak\ngo\s3-1amd

                                      II-1